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                        [LETTERHEAD METAMOR WORLDWIDE]



FOR FURTHER INFORMATION:

AT METAMOR WORLDWIDE, INC.:                   AT SPR INC.:
Edward Pierce, CFO                            Stephen Tober, COO
Kyle Leak, Investor Relations                 Leslie Bedford, Investor Relations
713-548-3400                                  630-575-6200

AT THE FINANCIAL RELATIONS BOARD:
Marilyn Windsor      Janine Warell        Darcy Bretz
General Inquiries    Analyst Inquiries    Media Inquiries
312-640-6692         312-640-6775         312-640-6756

FOR IMMEDIATE RELEASE
MONDAY, JANUARY 11, 1999

                 METAMOR WORLDWIDE, INC. AND SPR INC. TO MERGE

                  Merger Expands Metamor's Solutions Offerings


HOUSTON, January 11, 1999-Metamor Worldwide, Inc. (Nasdaq: MMWW), one of the leading providers of information technology (IT) services, and SPR Inc.
(Nasdaq: SPRI), a leading IT services corporation providing innovative solutions to Fortune 1000 companies, today announced that they will merge to form a global IT solutions and services company with one of the most comprehensive service offerings in the industry. The merger is expected to be accretive to Metamor's 1999 earnings per share.

The transaction will be structured as a pooling-of-interest, tax-free merger. Each share of SPR's common stock will be exchanged for 0.8 of a share of Metamor's common stock. Following the combination, Metamor's dilutive common shares and equivalents will total approximately 50.6 million, of which 23 percent will be held by SPR's stockholders. The merger is subject to regulatory and shareholder approvals. Closing is expected in April 1999, following the votes of each company's shareholders.

The combined company will be one of the nation's largest IT solutions and services providers, employing approximately 8,200 consultants in 73 offices and 21 development centers. The combined company expects to generate 1999 revenues of over $1.25 billion.
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Metamor Worldwide, Inc.
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Rob Figliulo, SPR's chairman and chief executive officer, will join Metamor's board of directors after the merger is completed. All of the members of SPR's Executive Operating Committee and management will become part of the management team of the combined company. In addition, all of the members of SPR's Executive Operating Committee have granted Metamor a proxy to vote in favor of the merger and, under certain circumstances, an option to purchase shares representing approximately 22 percent of the outstanding shares of SPR's common stock.

This strategic merger with SPR will broaden Metamor's service offerings by creating a vertical practice group focused on the mainframe and its emerging role with new technologies such as data warehousing, Internet/intranet and electronic commerce. In addition, the combination will permit Metamor to compete for mainframe outsourcing assignments. Metamor believes it will be able to scale SPR's established and unique operating model into major metropolitan markets where Metamor has strong market position, customer relationships and existing infrastructure.

Michael T. Willis, Metamor's chairman and chief executive officer, said, "Our strategic merger with SPR is an important step in expanding our service offerings. Through this merger, we gain additional project-based management and resources that will allow Metamor to provide value-added outsourcing solutions to customers using mainframe technologies."

According to industry sources, the IT outsourcing market was estimated at $173 billion in 1998 and will achieve a 16 percent compound annual growth rate through 2000.

Willis further stated, "The more corporate America does business over the Internet, the more it becomes necessary to link the mainframe to the web. SPR's mainframe clientele has an immediate need to connect their mainframe environments to newer technologies. Because Metamor has extensive e-commerce and Internet capabilities, the combined companies can now provide complete solutions to all of their customers."

"The mainframe computer is in the early stages of a renaissance,"
Figliulo stated. "This merger gives us a unique position to drive IT solutions that maximize our clients' significant mainframe investments. We will continue to offer our customers proven expertise in mainframe services, as well as tap into other Metamor divisions to provide a broader range and greater depth of IT services. We can now say 'yes' to the full range of our clients' IT needs beyond mainframe services and we can do it backed by the distinction and power of Metamor's resources."

Figliulo continued, "In addition, because Metamor is a global operation, we will be able to serve our customers' mainframe technology needs both domestically and through Metamor's four offshore development centers, offering customers a truly international scope of services."

Metamor also announced that, in connection with this transaction, it has rescinded its stock repurchase program.

Metamor Worldwide, a diversified global IT solutions and services provider, offers customers project management and project delivery capabilities for a broad range of technology solutions including Internet and Web-enabled applications, custom application development, data warehousing, ERP package implementation, systems integration, software engineering, application support and training. With IT professionals and development centers located domestically and abroad, Metamor Worldwide's flexible delivery of value-added
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Metamor Worldwide, Inc.
Add -2-

services is provided through a combination of geographic presence, industry focus and specialized technology practices.

Founded in 1973 and headquartered in the Chicago area, SPR Inc. provides Fortune 1000 companies with IT services including general consulting as well as five outsourcing services: software modernization, mass change, application management, information delivery and software quality services. SPR's outsourcing services help customers derive maximum value from their existing IT investments with comprehensive solutions for maintaining, improving and transitioning legacy systems. In September 1998, SPR was named to "The Fast Fifty" list of America's fastest growing small cap companies published by Individual Investors Group, Inc. SPR has offices in Oak Brook, IL., Dallas, Milwaukee and Tulsa.

Except for historical information, all of the statements, expectations and assumptions contained in the foregoing are forward-looking statements that involve a number of risks and uncertainties. Although the companies have used their best efforts to be accurate in making those forward-looking statements, it is possible that the assumptions made by management may not materialize. In addition, the information set forth in each of the companies' Form 10-K for the fiscal year ended December 31, 1997 and Form 10-Q for the fiscal quarter ended September 30, 1998, describes certain additional risks and uncertainties that could cause actual results to vary materially from the results covered in such forward-looking statements.

   For further information regarding Metamor Worldwide, Inc. free of charge via fax, dial 1-800-PRO-INFO and enter "MMWW."

   Metamor Worldwide, Inc. can be reached on the Internet at www.metamor.com
                                                             ---------------
           SPR Inc. can be reached on the Internet at www.sprinc.com
                                                      --------------


                         FINANCIAL TABLE TO FOLLOW. . .



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                    Metamor Worldwide, Inc. and Subsidiaries
    Summary Historical and Pro Forma Consolidated Financial Data (unaudited)
                 Nine Months Ended September 30, 1998 and 1997
                    (in thousands, except per share amounts)


                                                                                                 Pro Forma For SPR Inc.
                                                                Historical                             Merger (1)
                                                     ---------------------------------     ----------------------------------
                                                          1998              1997                 1998               1997
                                                     ---------------   ---------------     ---------------    ---------------
Revenues                                                   $620,169          $373,719            $682,984           $410,621
Gross profit                                                204,615           106,407             230,488            120,990
EBITDA                                                       69,086            33,049              81,850             37,291
Operating income                                             56,587            27,516              67,553             31,442
Interest (expense) and other                               (11,527)           (6,045)            (10,031)            (6,197)
                                                     ---------------   ---------------     ---------------    ---------------
Income before income taxes                                   45,060            21,471              57,522             25,245
Income from continuing operations                            26,133            12,451              33,610             14,716
Income from discontinued operations                          22,691             9,245              22,691              9,245
                                                     ---------------   ---------------     ---------------    ---------------
Net income                                                  $48,824           $21,696            $ 56,301            $23,961
                                                     ===============   ===============     ===============    ===============
Earnings per share (diluted):
  Income from continuing operations                          $ 0.78            $ 0.38             $  0.76             $ 0.36
  Discontinued operations                                      0.61              0.29                0.46               0.23
                                                     ---------------   ---------------     ---------------    ---------------
  Net income                                                 $ 1.39            $ 0.67             $  1.22             $ 0.59
                                                     ===============   ===============     ===============    ===============
Number of shares used to calculated EPS                      38,806            32,558              49,599             40,606
                                                     ===============   ===============     ===============    ===============

Margins:
  Gross                                                        33.0%             28.5%               33.7%              29.5%
  EBITDA                                                       11.1%              8.8%               12.0%               9.1%
  Operating                                                     9.1%              7.4%                9.9%               7.7%


                                                   September 30, 1998
                                            ---------------------------------
                                            ---------------   ---------------
                                               Historical        Pro Forma
                                            ---------------   ---------------
Balance Sheet Data:
Cash and cash equivalents                        $60,539           $65,921
Short-term marketable securities                                    43,440
                                                       -
Long-term debt                                   193,935           193,935
Stockholders' equity                             331,973           390,180

(1) The pro forma data adjusts the historical operating results of Metamor Worldwide, Inc. to give effect to the merger of SPR Inc. as if the acquisition had been consummated as of the beginning of the periods presented. The estimated merger costs of $8.0 million are not included in costs and expenses, but will be recognized as incurred.


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